UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 25, 2011

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street Suite 201 Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (402) 458-2370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On October 25, 2011, The White House and the Department of Education (the “Department”) announced a short-term consolidation program to eligible student loan borrowers beginning in January 2012 and ending June 30, 2012.  The Department’s program will allow student loan borrowers with at least one legacy Federal Family Education Loan (“FFEL”) Program loan and at least one federal student loan owned by the Department to convert those loans to Special Direct Consolidation Loans under the Federal Direct Loan Program. As an incentive to participate, borrowers are expected to receive an additional 0.25 percent interest rate reduction on their Special Direct Consolidation Loans.  Nelnet, Inc. (the “Company”) expects to market and promote this program to eligible borrowers starting in January 2012.  At this time, the costs and pricing for participating in the program are not known.  If the Company participates in the program, the Company anticipates servicing these Special Direct Consolidation Loans for borrowers already serviced by the Company through its servicing contract with the Department.

In addition to servicing loans for the Department, the Company also owns a portfolio of FFEL Program student loans of approximately $25 billion and services approximately $6 billion of FFEL Program student loans for third parties both of which could be partially impacted by this program.  The Company currently owns less than $3 billion of FFEL Program loans that the Company believes will be eligible for the new program of which approximately $1 billion are not permanently funded in asset-backed securitizations.  In addition, virtually none of the loans eligible for the program are subject to floor interest earnings.  In addition, the Company services for third parties less than $700 million of FFEL Program loans that the Company believes will be eligible for the new program.  The Company’s profits could be adversely impacted by a reduction in the Company’s FFEL Program student loan portfolio and third party servicing volume by reducing net interest income and servicing revenue, respectively.

Information other than historical facts contained in this report may be considered forward looking in nature and is subject to various risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected.  Among the key factors that may have a direct bearing on the Company’s operating results, performance, or financial condition expressed or implied by the forward-looking statements herein are the risks surrounding the Company’s student loan portfolio related to prepayments, which could reduce the expected cash flows and earnings on its portfolio, and other matters discussed in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent Quarterly Reports on Form 10-Q filed with the SEC.  Although the Company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 26, 2011

NELNET, INC.

By:	/s/ TERRY J. HEIMES
Name:	Terry J. Heimes
Title:	Chief Financial Officer

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